EXHIBIT 10.8
MANAGEMENT SERVICES AGREEMENT
     THIS MANAGEMENT SERVICES AGREEMENT (the “Agreement”) is entered into this 12th day of May, 2006, by and between VV III Management, LLC, a Delaware limited liability company (“Contractor”) and OrthoLogic Corp., a Delaware corporation (the “Company”).
RECITALS
     WHEREAS, the Company wishes to engage Contractor to make available the services of John M. Holliman, III (“Executive”) to serve as the Company’s Executive Chairman and principal executive officer; and
     WHEREAS, Contractor wishes to make available the services of Executive to the Company on the terms and conditions set forth in this Agreement.
     NOW, THEREFORE, the parties agree as follows:
AGREEMENT
     1. Services. Pursuant to the terms of this Agreement, Contractor shall cause Executive to serve, and Executive shall serve as the Company’s Executive Chairman and principal executive officer with responsibility for corporate strategy, executive management, investor relations, financial reporting and compliance. Contractor shall cause Executive to (i) devote the time, attention, skill and efforts to the performance of such duties as are normal and customary to the position of principal executive officer and as reasonably requested by the Company’s Board of Directors (the “Board”); and (ii) comply with any and all rules of conduct established by the Company and to perform any and all assigned duties in a manner that is acceptable to the Company.
     2. Management Fee; Bonus; Reimbursement.
          (a) Compensation. Company shall pay Contractor a management fee at the rate of $200,000 per year (the “Management Fee”) payable on the first and fifteenth day of each calendar month, retroactive to April 5, 2006.
          (b) Bonuses. Executive shall be entitled to participate in a discretionary bonus plan established for Executive from time to time by the Compensation Committee of the Board (the “Compensation Committee”). The target bonus will be 40% of the annual Management Fee upon the achievement by Executive of individual and corporate performance objectives established from time to time by the Compensation Committee. Such cash bonus, if earned, will be payable to Contractor annually on or before the first day of April immediately following the end of the calendar year for which it is earned. Any bonus will be paid in such manner so that it is not subject to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, and shall be interpreted in a manner consistent with that intention.

          (c) Reimbursement. In addition to the Management Fee provided above, the Company shall reimburse Executive, in accordance with the policies and practices of the Company in effect from time to time with respect to other members of senior management of the Company, for all reasonable and necessary traveling expenses and other disbursements incurred by him for or on behalf of the Company in connection with the performance of his duties to the Company upon presentation by Executive to the Company of appropriate documentation therefor.
          (d) Fringe Benefits. Except as otherwise provided in this Section 2, Executive will not be entitled to participate in health, welfare, retirement or other similar benefit programs made available from time to time to other executives and employees of the Company.
     3. Termination.
          (a) This Agreement may be terminated at any time by Contractor or the Company with or without cause, notice or procedural formality. No individual or individuals associated with the Company, other than the Compensation Committee acting pursuant to the powers granted to it by the Company, has authority to make any agreement to the contrary, or any agreement for any specified period of time. Any such agreement must be in writing and approved by the Compensation Committee to be effective. The Company shall have no obligation to employ Executive after any such termination, and upon any termination hereof, Contractor shall cause Executive to tender his resignation to the Company.
          (b) Upon the termination of this Agreement, neither Contractor, Executive nor Executive’s beneficiaries or estate shall have any further rights under this Agreement or any claims against the Company arising out of this Agreement, except that Contractor shall be entitled to receive accrued and unpaid Management Fees which are then due and owing as of the date of termination and, in the event of a termination by the Company without cause in connection with or following a Change of Control, as defined below, Contractor shall be entitled to a continuation of the semi-monthly payment of the Management Fee for a period of six months from the date of termination. For purposes of this Agreement, “cause” shall include Executive’s neglect of duties, willful failure to abide by instructions or policies from or set by the Board, commission of a felony or serious misdemeanor offense or pleading guilty or nolo contendere to same, Contractor’s breach of this Agreement or Contractor’s or Executive’s breach of any other material obligation to the Company.
          (c) Upon the termination of this Agreement, Contractor shall, and shall cause Executive to promptly deliver to the Company all equipment, documents and other company property in their respective possession, custody or control.
          (d) As used herein, the term “Change of Control” shall be defined as a change in ownership or control of the Company effected through any of the following transactions:
               (i) a statutory share exchange, merger, consolidation or reorganization approved by the Company’s stockholders, unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction;

               (ii) any stockholder approved transfer or other disposition of all or substantially all of the Company’s assets (whether held directly or indirectly through one or more controlled subsidiaries) except to or with a wholly-owned subsidiary of the Company); or
               (iii) the acquisition, directly or indirectly by any person or related group of persons of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended), of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to transactions with the Company’s stockholders and not solely by direct purchase from the Company.
     4. Governing Law; Mediation. This Agreement is entered into in Arizona and shall in all respects be interpreted, construed and governed by and in accordance with the laws of the State of Arizona. The parties agree that any dispute between the parties relating to this Agreement shall be subject to mediation according to the mediation rules of the American Arbitration Association (the “AAA”) applicable to commercial disputes, such to be held at a mutually agreeable office of the AAA in Phoenix, Arizona. Mediation shall be a condition precedent to litigation and mediation shall in no way preclude either party from seeking and obtaining any prejudgment remedy against the other party. By signing this Agreement, the parties submit themselves to the jurisdiction of the courts of the State of Arizona, located in Maricopa County, for the purpose of resolving any and all disputes arising out of this Agreement subject to the mediation procedures set forth in this Section.
     5. Whole Agreement. This Agreement embodies all of the representations, warranties, covenants and agreements between the parties and no other representations, warranties, covenants, understandings or agreements exist, provided that it is understood that Executive shall enter into an Indemnification Agreement and Intellectual Property, Confidentiality and Non-Competition Agreement with the Company.
     6. Benefits of Agreement; Assignment. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, representatives, heirs and estate, as applicable. Anything contained herein to the contrary notwithstanding, this Agreement shall not be assignable by any party hereto without the consent of the other party hereto; provided, however, that the Company may assign this Agreement in connection with a sale of all or substantially all of its assets or a merger.
     7. Amendment. This Agreement may not be amended orally but only by an instrument in writing executed by the Company and Contractor.
SIGNATURE PAGE FOLLOWS

COMPANY:		CONTRACTOR:

ORTHOLOGIC CORP.		VV III MANAGEMENT, LLC

By:	/s/ Fredric J. Feldman, Ph.D.	By:	/s/ John M. Holliman, III

Name:	Fredric J. Feldman, Ph.D.	Name:	John M. Holliman, III
Title:	Chair Compensation Committee	Title:	Executive Chairman
Date:	May 12, 2006	Date:	May 12, 2006
ACKNOWLEDGEMENT
     Executive hereby acknowledges that he has read the foregoing Management Services Agreement and acknowledges and agrees that Executive shall have no rights to employment or other benefits in connection therewith, except as expressly provided therein. The Executive agrees that the termination by either party of the Management Services Agreement shall constitute the tender by Executive of his resignation from all positions held with the Company except, if applicable, as a Director of the Company. The Executive further agrees that so long as Executive is serving as an executive of the Company, Executive agrees that he shall: (i) devote the time, attention, skill and efforts to the performance of such duties as are normal and customary for such position and as reasonably requested by the Company’s Board of Directors; and (ii) use his best efforts to comply with any and all rules of conduct established by the Company and to perform any and all assigned duties in a manner that is acceptable to the Company.
EXECUTIVE:

Signature:	/s/ John M. Holliman, III

John M. Holliman, III

Date: May 12, 2006

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